Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of TAO Synergies Inc. (formerly Synaptogenix, Inc.) of our report dated March 27, 2025, with respect to our audit of the financial statements of TAO Synergies Inc. as of December 31, 2024 and for the year then ended, which report appears in the Annual Report on Form 10-K of TAO Synergies Inc. for the year ended December 31, 2024.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

January 2, 2026